Exhibit 99.2

Expion Energy Adds Veteran Oil and Gas Executive Marc Jarvis to Board of Directors

Veteran Petroleum Engineer Brings More Than 45 Years of Industry Experience, Specifically Gulf Coast Oil and Gas, to Help Advance the Company’s Platform

Expion Positioned at Attractive Entry Point as Louisiana Takes Steps to Become a Major Hub for Hyperscalers as it Secures Large Data Center and Infrastructure Projects and Drives Demand for Natural Gas

REDMOND, OR – August 31, 2026 – Expion Energy, Inc., formerly known as Expion360 Inc. (Nasdaq: XPON) (“Expion” or the “Company”), a leader in energy storage solutions and delivery that is entering the oil and gas sector to capture rising demand driven by power generation needs, industrial growth, and long-term expansion of LNG markets, today announced that its Board of Directors has appointed Marc W. Jarvis as a director, effective August 28, 2026.

The appointment follows the Company’s recent announcements of the appointments of Kevin Sellers as Chief Executive Officer and Robert “Bob” Winspear as Chief Financial Officer, and the establishment of an oil and gas platform beginning in Eastern Louisiana. The prospect is strategically positioned near hyperscale AI data center development and power demand with direct access to Gulf Coast LNG infrastructure.

Mr. Jarvis is a seasoned oil and gas executive who brings more than four decades of executive, management and technical expertise with both public companies and independents within the oil and gas industry, including Deep Tuscaloosa assets in Louisiana. Mr. Jarvis has an extensive background in corporate planning, risk determination, modern portfolio modeling and SEC reserve reporting . He has played key roles in the structuring, valuation, negotiation and closing of more than $2.5 billion dollars of acquisitions and divestitures in the oil and gas sector.

Mr. Jarvis is a Partner at Cynergy Advisors, LLC, a consulting firm providing transaction and investment banking services to clients in the oil and gas industry since 2009. Prior to joining Cynergy in 2020, Mr. Jarvis served as the Executive Vice President, Exploration & Production, of Falcon V, LLC, a New Orleans-based private equity backed oil and gas company focused on Deep Tuscaloosa assets, from 2016 to 2019. From 2011 to 2015, Mr. Jarvis served as Senior Vice President, Engineering, and later Executive Vice President, Exploration & Production, of Summit Discovery Resources LLC, a wholly owned subsidiary of Sumitomo Corporation of Japan, where he was responsible for managing operations, reservoir engineering and geologic departments overseeing an asset base valued at over $1.8 billion and consisting of 730,000 gross acres. From 2005 to 2011, Mr. Jarvis was the Owner and Manager of Skyline Oil & Gas LLC, a Houston-based exploration and development company that originated joint ventures and service contracts. From 1999 to 2005, Mr. Jarvis served as Director of Engineering & Corporate Planning and Director of Acquisitions at Penn Virginia Oil & Gas Corporation, playing a key role in expanding the Gulf Coast Division, executing over $160 million in acquisitions. Mr. Jarvis holds an A.S. and B.S. in Petroleum Engineering Technology from Oklahoma State University.

“Marc has spent more than four decades doing what Expion is now setting out to do – finding, evaluating, structuring and developing oil and gas assets – and he has performed much of that work along the Gulf Coast,” said Kevin Sellers, Chief Executive Officer of Expion Energy. “Marc has built and led multiple exploration and production companies and those skills will be instrumental to Expion as we seek to unlock value from our platform. As we advance our Eastern Louisiana prospect toward drilling and testing, along with evaluating additional opportunities both within and outside our prospect, Marc’s technical expertise and capital markets experience will make us a more disciplined operator and a stronger acquirer.”

Mr. Jarvis added, “The demand backdrop for natural gas in this part of the country is as compelling as I have seen with continued growth of hyperscale data center power demand and Gulf Coast LNG export capacity pulling from the same supply. Both the state of Louisiana and local governments have announced a desire to expand in the LNG market and pursue investments in the hyperscale environment. Major AI and high-performance computing projects in the state have already been announced by large tech firms. We believe commitments from leading technology firms to move core business into the state will only continue to drive increasing demand for natural gas. I have spent a significant portion of my career working Gulf Coast and Deep Tuscaloosa assets, and I believe Expion has established a compelling initial position at an attractive entry point. I look forward to working with Kevin, the Board and the team to build an oil and gas program that is technically rigorous and capital-disciplined.”

About Expion Energy

Expion Energy is entering the oil and gas sector to capture rising demand driven by power generation needs, industrial growth, and long-term expansion of LNG markets. The Company will target opportunistic growth through selective acquisitions and development projects that provide scale, enhance value, and support sustained shareholder value. The Company recently changed its corporate name from “Expion360 Inc.” to “Expion Energy, Inc.” to better align with its expanded energy platform and broadened operating strategy.

Expion Energy is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles, marine applications, Light EV and industrial applications. The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion Energy batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS casing and solid mechanical connections help provide top performance and safety. Expion Energy delivers advanced lithium battery technology that powers every adventure, every mission, for the moments that matter.

Expion Energy is headquartered in Redmond, Oregon.

To learn more about the Company, visit www.expion360.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements relate to, among other things, statements regarding the Company’s strategy, growth initiatives and business prospects, including the development of its oil and gas platform; the demand for natural gas in proximity to the Company’s prospect; the growth of hyperscale data center power demand; the intention of state and local governments to expand investments within the LNG market; and commitments from leading technology firms to invest in the region. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Company Contact:

541-797-6714

Robert Winspear

IR@expionenergy.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us